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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2004

MORGAN BEAUMONT, INC.
(Exact name of Registrant as specified in charter)

NEVADA	000-33389	52-2268239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2280 Trailmate Drive, Sarasota, FL 34143
(Address of principal executive offices)

Pan American Energy Corp.
6644 North Ocean Boulevard, Ocean Ridge, Florida, 33435
(Former Name and Address if changed since last report)

Registrant's telephone number, including area code: 941-753-2875

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

On May 10, 2004, Pan American Energy Corp. (the "Registrant") entered into a merger agreement with Morgan Beaumont, Inc. ("Morgan"), a Florida Corporation, which became effective as of August 6, 2004 (the "Merger"). The former stockholders of Morgan have been issued 13,000,020 restricted shares of common stock of the Registrant for their entire interest in Morgan. This amount represented approximately 17.72% of the Registrant at the time of signing the Merger agreement. This percentage of ownership by the former Morgan stockholders will increase to 32.5% of the Registrant on the cancellation of approximately 33,300,000 shares held by certain stockholders, who have agreed to cancel their shares concurrent or shortly after closing of this transaction. A total of 11,150,000 have already been cancelled and an additional 22,150,000 are expected to be cancelled shortly.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On May 10, 2004, the Registrant entered into a merger agreement with Morgan which became effective as of August 6, 2004 (the "Merger").

In connection with the Merger the existing Board of Directors of the Registrant have resigned and a new Board of Directors has been appointed consisting of five members, Messrs. Cliff Wildes, Kenneth Craig, Erik Jensen, Rod Braido and Mark Brewer. The Registrant's name was changed to "Morgan Beaumont, Inc." and the business, assets, and liabilities of Morgan became the business, assets and liabilities of the Registrant on August 6, 2004. The articles and bylaws of the Registrant remain the articles and bylaws of the merged company.

The Registrant filed a definitive Information Statement on Schedule 14C with the Securities and Exchange Commission, on July 6, 2004 (the "Information Statement"). Reference is made to the Information Statement for a description of the business of Morgan, the new board of directors and management of the resulting corporation.

ITEM 5. OTHER EVENTS

(a) Change of Name

The name of the Registrant was changed to "Morgan Beaumont, Inc." as of the close of the merger, described in detail in the Information Statement.

(b) Change of Board of Directors

As of August 6, 2004, Messrs. Cliff Wildes, Kenneth Craig, Erik Jensen, Rod Braido and Mark Brewer have been elected and appointed as directors of the Registrant; and Mr. Scott Houghton and Ms. Korina Houghton have resigned as officers and directors of the Registrant.

ITEM 6. RESIGNATION OF DIRECTORS

Mr. Scott Houghton and Ms. Korina Houghton resigned as directors and officers of The Registrant on August 6, 2004. Neither Mr. Houghton, nor Ms. Houghton resigned due to any disagreements with the Registrant on any matter relating to the Registrant's operations, policies or practices. The change in directors is a business decision only related to the Merger transaction completed by the Registrant on August 6, 2004.

ITEM 7. FINANCIAL STATEMENTS

  Financial statements of business acquired

  Financial Statements of Morgan, for the periods specified in Regulation S-X, will be included in an amendment to this report, as soon as practicable, but no later than 60 days after the date this report is required to be filed.

  Pro forma financial statements

Pro forma financial statements, for the periods specified in Regulation S-X, will be included in an amendment to this report as soon as practicable, but not later than 60 days following the date this report is required to be filed.

EXHIBITS
2.1	Amending Agreement
17.1	Resignation of Mr. Scott Houghton
17.2	Resignation of Ms. Korina Houghton
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MORGAN BEAUMONT, INC.

/s/ Scott Houghton
_________________________________
By: Scott Houghton

President, CEO and Director

Dated: August 6, 2004